EXHIBIT 99.1

              News Release     News Release     News Release     News Release     News Release     News Release

FOR IMMEDIATE RELEASE

Media Contact:
Marina H. Norville, marina.h.norville@aexp.com, +1.212.640.2832

Investors/Analysts Contacts:
Ken Paukowits, ken.f.paukowits@aexp.com, +1.212.640.6348
Toby Willard, sherwood.s.willardjr@aexp.com, +1.212.640.5574

AMERICAN EXPRESS REPORTS SECOND QUARTER EPS OF $1.42, VERSUS $1.43 A YEAR AGO

PERFORMANCE REFLECTS EXPENSE CONTROLS, HIGHER LOANS AND
CARD MEMBER SPENDING, WHICH HELPED TO MITIGATE THE IMPACT OF STRONGER U.S. DOLLAR AND YEAR-AGO BUSINESS TRAVEL BENEFITS

(Millions, except percentages and per share amounts)

	Quarters Ended June 30,		Percentage Inc/(Dec)	Six Months Ended June 30,		Percentage Inc/(Dec)
	2015	2014		2015	2014
Total Revenues Net of Interest Expense	$8,284	$8,631	(4)%	$16,234	$16,804	(3)%
Net Income	$1,473	$1,529	(4)%	$2,998	$2,961	1%
Earnings Per Common Share – Diluted:
Net Income Attributable to Common Shareholders[1]	$1.42	$1.43	(1)%	$2.90	$2.77	5%
Average Diluted Common Shares Outstanding	1,013	1,058	(4)%	1,018	1,062	(4)%
Return on Average Equity	28.1%	28.8%		28.1%	28.8%

New York – July 22, 2015 - American Express Company (NYSE: AXP) today reported second-quarter net income of $1.47 billion, down from $1.53 billion a year ago. Diluted earnings per share decreased 1 percent to $1.42, from $1.43 a year ago.

Results for the quarter were negatively affected by the significant impact of a stronger U.S. dollar on international operations. The year-ago quarter included business travel operations and a gain related to the business travel joint venture transaction.

Consolidated total revenues net of interest expense totaled $8.3 billion for the second quarter, down 4 percent from $8.6 billion a year ago. Excluding the impact of foreign exchange rates2 and business travel results in the year-ago period, adjusted revenues rose 5 percent.3 The increase primarily reflected higher Card Member spending and growth in the loan portfolio.

[1]
Represents net income less earnings allocated to participating share awards of $11 million and $12 million for the three months ended June 30, 2015 and 2014, respectively, and $22 million and $24 million for the six months ended June 30, 2015 and 2014, respectively. In addition, net income is further reduced by dividends on preferred shares of $20 million for both the three and six months ended June 30, 2015. No preferred dividends were paid in 2014.

[2]
As reported in this release, FX adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended June 30, 2015 apply to the period(s) against which such results are being compared). Certain amounts included in the calculations of FX-adjusted revenues and expenses, which constitute non-GAAP measures, are subject to management allocations. The company believes the presentation of information on an FX adjusted basis is helpful to investors by making it easier to compare the company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

[3]
Adjusted revenue growth is a non-GAAP measure and excludes the impact of changes in foreign exchange rates and the company's business travel operations in Q2'14 from total revenues net of interest expense. Management believes this metric is useful in evaluating the ongoing operating performance of the company. See Appendix V in the selected statistical tables for a reconciliation to total revenues net of interest expense on a GAAP basis.

Consolidated provisions for losses totaled $467 million, down 4 percent from $489 million a year ago. The decrease reflected lower net write-offs in the current quarter, offset, in part, by the effect of a larger reserve release a year ago.

Consolidated expenses totaled $5.6 billion, down 4 percent (flat FX-adjusted2) from $5.8 billion a year ago. The year-ago quarter included business travel operations and the previously mentioned joint venture transaction gain (which was reported as an expense reduction). The gain was partially offset by several other year-ago items, including incremental investments, a restructuring charge and transaction-related costs.

The effective tax rate for the quarter remained unchanged from a year ago at 34 percent.

The company's return on average equity (ROE) was 28.1 percent, down from 28.8 percent a year ago.

"We delivered solid underlying earnings performance this quarter," said Kenneth I. Chenault, chairman and chief executive officer. "Disciplined expense control and a substantial return of capital to shareholders through share repurchases together with higher Card Member spending and loan volumes helped to mitigate the negative impact of a strong U.S. dollar and the year-ago benefits from Global Business Travel, which now operates as a joint venture.

"Against the backdrop of an uneven global economy, Card Member spending grew 6 percent, adjusted for FX, with strong performance in most international regions. Our credit metrics remained at, or near, historically low levels.

"Lower operating expenses this quarter largely offset the higher costs related to previously renewed co-brand partnerships.

"We continue to see opportunities across the company and this quarter marked the initial stage of a ramp up in investment spending on growth initiatives. As planned, we expect to increase our investments substantially in the second half of the year. Our focus will be on: acquiring new Card Members; gaining additional business from consumer, small business and middle market customers; expanding our presence internationally; growing our merchant network; building our loyalty coalition business; and introducing new digital capabilities."

Segment Results

U.S. Card Services reported second-quarter net income of $886 million, up 15 percent from $770 million a year ago.

Total revenues net of interest expense increased 6 percent to $4.7 billion from $4.5 billion a year ago. The rise largely reflected an increase in Card Member spending and higher net interest income from the growth in the loan portfolio.

Provisions for losses totaled $327 million, down 4 percent from $339 million a year ago. The decrease reflected lower net write-offs in the current quarter, offset, in part, by a larger reserve release a year ago.

Total expenses increased 4 percent to $3.0 billion from $2.9 billion a year ago. The rise primarily reflected higher rewards and Card Member services expenses driven by increased Card Member spending volumes and increased costs related to certain previously renewed co-brand partnerships.

The effective tax rate was 35 percent compared to 36 percent a year ago.

International Card Services reported second-quarter net income of $125 million, up 62 percent from $77 million a year ago.

Total revenues net of interest expense were $1.3 billion, down 10 percent from $1.4 billion a year ago. Revenues rose 5 percent on an FX-adjusted basis,2 primarily reflecting higher FX-adjusted net interest income and net card fees.

Total expenses were $1.0 billion, down 16 percent (down 8 percent FX-adjusted2) from $1.2 billion a year ago. The year-ago period included a portion of the incremental investments and restructuring charge mentioned earlier.

The effective tax rate was 13 percent compared to (12) percent a year ago, reflecting the impact of recurring permanent tax benefits on varying levels of pretax income.

Global Commercial Services reported second-quarter net income of $203 million, down 64 percent from $561 million a year ago, which included the joint venture transaction gain.

Total revenues net of interest expense were $881 million, down 31 percent (down 27 percent FX-adjusted2) from $1.3 billion a year ago. Year-ago revenues included the company's business travel operations.

Total expenses increased 45 percent (up 67 percent FX-adjusted2) to $525 million from $361 million a year ago. The increase primarily reflected the joint venture transaction gain in the prior year (which was reported as an expense reduction).

Global Network & Merchant Services reported second-quarter net income of $448 million, up 20 percent from $373 million a year ago.

Total revenues net of interest expense decreased 4 percent to $1.4 billion from $1.5 billion a year ago. Revenues increased 2 percent on an FX-adjusted basis,2 reflecting higher global Card Member spending.

Total expenses decreased 20 percent to $688 million from $859 million a year ago. The year-ago period included a portion of the incremental investments mentioned earlier.

Corporate and Other reported second-quarter net loss of $189 million compared with net loss of $252 million in the year-ago period.

# # #

About American Express
American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, foursquare.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.
Key links to products and services: charge and credit cards, business credit cards, Plenti rewards program, travel services, gift cards, prepaid cards, merchant services, corporate card and business travel.

The 2015 Second Quarter Earnings Supplement will be available today on the American Express website at http://ir.americanexpress.com. An investor conference call will be held at 5:00 p.m. (ET) today to discuss second-quarter earnings results. Live audio and presentation slides for the investor conference call will be available to the general public at the same website. A replay of the conference call will be available later today at the same website address.

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the company's expected business and financial performance and are subject to risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those described in the 2015 Second Quarter Earnings Supplement of American Express Company furnished today as an exhibit to a Current Report on Form 8-K, the company's Annual Report on Form 10-K for the year ended December 31, 2014 and the company's other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements.

American Express Company	(Preliminary)
Consolidated Statements of Income
(Millions, except percentages and per share amounts)

	Quarters Ended					% Change	Six Months Ended		% Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30, 2015 vs.	Jun 30,		Jun 30, 2015 vs.
	2015	2015	2014	2014	2014	Jun 30, 2014	2015	2014	Jun 30, 2014
Revenues
Non-interest revenues
Discount revenue (A)	$4,946	$4,660	$4,961	$4,889	$4,919	1	$9,606	$9,539	1
Net card fees	667	667	671	680	687	(3)	1,334	1,361	(2)
Travel commissions and fees	95	89	91	104	500	(81)	184	923	(80)
Other commissions and fees	632	619	624	642	624	1	1,251	1,242	1
Other	521	468	1,310	593	585	(11)	989	1,086	(9)
Total non-interest revenues	6,861	6,503	7,657	6,908	7,315	(6)	13,364	14,151	(6)
Interest income
Interest on loans	1,776	1,795	1,769	1,753	1,696	5	3,571	3,407	5
Interest and dividends on investment securities	41	41	43	45	45	(9)	82	91	(10)
Deposits with banks and other	20	21	17	17	18	11	41	37	11
Total interest income	1,837	1,857	1,829	1,815	1,759	4	3,694	3,535	4
Interest expense
Deposits	109	103	97	91	91	20	212	185	15
Long-term debt and other	305	307	308	329	352	(13)	612	697	(12)
Total interest expense	414	410	405	420	443	(7)	824	882	(7)
Net interest income	1,423	1,447	1,424	1,395	1,316	8	2,870	2,653	8
Total revenues net of interest expense	8,284	7,950	9,081	8,303	8,631	(4)	16,234	16,804	(3)
Provisions for losses
Charge card	165	174	198	196	183	(10)	339	398	(15)
Card Member loans	285	235	341	265	282	1	520	532	(2)
Other	17	11	43	27	24	(29)	28	44	(36)
Total provisions for losses	467	420	582	488	489	(4)	887	974	(9)
Total revenues net of interest expense after provisions for losses	7,817	7,530	8,499	7,815	8,142	(4)	15,347	15,830	(3)

Expenses
Marketing and promotion (A)	761	609	887	783	959	(21)	1,370	1,546	(11)
Card Member rewards	1,799	1,640	1,881	1,695	1,773	1	3,439	3,355	3
Card Member services and other	242	261	203	205	192	26	503	414	21
Salaries and employee benefits	1,250	1,305	1,607	1,290	1,658	(25)	2,555	3,198	(20)
Professional services	655	624	768	731	817	(20)	1,279	1,509	(15)
Occupancy and equipment	415	434	446	432	467	(11)	849	929	(9)
Communications	85	88	98	91	101	(16)	173	194	(11)
Other, net	380	253	384	342	(137)	#	633	165	#
Total	5,587	5,214	6,274	5,569	5,830	(4)	10,801	11,310	(5)
Pretax income	2,230	2,316	2,225	2,246	2,312	(4)	4,546	4,520	1
Income tax provision	757	791	778	769	783	(3)	1,548	1,559	(1)
Net income	$1,473	$1,525	$1,447	$1,477	$1,529	(4)	$2,998	$2,961	1
Net income attributable to common shareholders (B)	$1,442	$1,514	$1,436	$1,466	$1,517	(5)	$2,956	$2,937	1
Effective tax rate	33.9%	34.2%	35.0%	34.2%	33.9%		34.0%	34.5%

Earnings Per Common Share

BASIC
Net income attributable to common shareholders	$1.43	$1.49	$1.40	$1.41	$1.44	(1)	$2.92	$2.78	5
Average common shares outstanding	1,009	1,019	1,028	1,041	1,052	(4)	1,013	1,056	(4)
DILUTED
Net income attributable to common shareholders	$1.42	$1.48	$1.39	$1.40	$1.43	(1)	$2.90	$2.77	5
Average common shares outstanding	1,013	1,023	1,033	1,047	1,058	(4)	1,018	1,062	(4)
Cash dividends declared per common share	$0.29	$0.26	$0.26	$0.26	$0.26	12	$0.55	$0.49	12

# - Denotes a variance of more than 100 percent.

See Appendix VI for footnote references

American Express Company
Condensed Consolidated Balance Sheets
(Billions, except percentages, per share amounts and where indicated)

	Quarters Ended					% Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30, 2015 vs.
	2015	2015	2014	2014	2014	Jun 30, 2014
Assets
Cash & cash equivalents	$21	$24	$22	$21	$18	17
Accounts receivable	47	46	47	47	49	(4)
Investment securities	5	4	4	5	5	-
Loans	69	67	70	66	66	5
Other assets	15	14	16	15	14	7
Total assets	$157	$155	$159	$154	$152	3

Liabilities and Shareholders' Equity
Customer deposits	$47	$45	$44	$43	$42	12
Short-term borrowings	4	2	3	3	3	33
Long-term debt	53	55	58	56	55	(4)
Other liabilities	31	31	33	32	32	(3)
Total liabilities	135	133	138	134	132	2

Shareholders' Equity	22	22	21	20	20	10
Total liabilities and shareholders' equity	$157	$155	$159	$154	$152	3

Selected Statistical Information

Return on average equity (C)	28.1%	29.0%	29.1%	28.8%	28.8%
Return on average common equity (C)	28.8%	29.3%	29.0%	28.6%	28.5%
Return on average tangible common equity (C)	35.4%	36.2%	35.9%	35.6%	35.8%
Common shares outstanding (millions)	1,002	1,016	1,023	1,035	1,046	(4)
Book value per common share (dollars)	$21.85	$21.49	$20.21	$19.54	$19.32	13
Shareholders' equity	$21.9	$21.8	$20.7	$20.2	$20.2	8

# - Denotes a variance of more than 100 percent.

See Appendix VI for footnote references

American Express Company
Financial Summary
(Millions)

	Quarters Ended					% Change	Six Months Ended		% Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30, 2015 vs.	Jun 30,		Jun 30, 2015 vs.
	2015	2015	2014	2014	2014	Jun 30, 2014	2015	2014	Jun 30, 2014

Total revenues net of interest expense
U.S. Card Services	$4,726	$4,525	$4,594	$4,501	$4,451	6	$9,251	$8,715	6
International Card Services	1,258	1,241	1,355	1,394	1,391	(10)	2,499	2,743	(9)
Global Commercial Services	881	827	1,585	900	1,269	(31)	1,708	2,463	(31)
Global Network & Merchant Services	1,396	1,344	1,477	1,450	1,455	(4)	2,740	2,820	(3)
	8,261	7,937	9,011	8,245	8,566	(4)	16,198	16,741	(3)
Corporate & Other	23	13	70	58	65	(65)	36	63	(43)

CONSOLIDATED TOTAL REVENUES NET OF INTEREST EXPENSE	$8,284	$7,950	$9,081	$8,303	$8,631	(4)	$16,234	$16,804	(3)

Pretax income (loss)
U.S. Card Services	$1,366	$1,480	$1,083	$1,411	$1,200	14	$2,846	$2,606	9
International Card Services	144	184	1	176	69	#	328	272	21
Global Commercial Services	314	284	949	309	865	(64)	598	1,150	(48)
Global Network & Merchant Services	695	698	670	670	578	20	1,393	1,280	9
	2,519	2,646	2,703	2,566	2,712	(7)	5,165	5,308	(3)
Corporate & Other	(289)	(330)	(478)	(320)	(400)	(28)	(619)	(788)	(21)

PRETAX INCOME	$2,230	$2,316	$2,225	$2,246	$2,312	(4)	$4,546	$4,520	1

Net income (loss)
U.S. Card Services	$886	$934	$665	$889	$770	15	$1,820	$1,646	11
International Card Services	125	134	33	142	77	62	259	236	10
Global Commercial Services	203	180	594	204	561	(64)	383	745	(49)
Global Network & Merchant Services	448	444	417	427	373	20	892	816	9
	1,662	1,692	1,709	1,662	1,781	(7)	3,354	3,443	(3)
Corporate & Other	(189)	(167)	(262)	(185)	(252)	(25)	(356)	(482)	(26)

NET INCOME	$1,473	$1,525	$1,447	$1,477	$1,529	(4)	$2,998	$2,961	1

# - Denotes a variance of more than 100 percent.

See Appendix VI for footnote references

American Express Company	(Preliminary)
Selected Statistical Information
(Billions, except percentages and where indicated)

	Quarters Ended					% Change	Six Months Ended		% Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30, 2015 vs.	Jun 30,		Jun 30, 2015 vs.
	2015	2015	2014	2014	2014	Jun 30, 2014	2015	2014	Jun 30, 2014
Card billed business (D):
United States	$181.6	$169.2	$182.5	$173.0	$173.4	5	$350.8	$332.6	5
Outside the United States	80.4	76.4	86.0	85.1	84.7	(5)	156.8	163.6	(4)
Total	$262.0	$245.6	$268.5	$258.1	$258.1	2	$507.6	$496.2	2
Total cards-in-force (E) (millions):
United States	55.3	54.8	54.9	54.5	54.1	2	55.3	54.1	2
Outside the United States	58.5	57.4	57.3	56.6	55.8	5	58.5	55.8	5
Total	113.8	112.2	112.2	111.1	109.9	4	113.8	109.9	4
Basic cards-in-force (E) (millions):
United States	42.8	42.4	42.6	42.2	42.0	2	42.8	42.0	2
Outside the United States	48.2	47.3	47.0	46.3	45.6	6	48.2	45.6	6
Total	91.0	89.7	89.6	88.5	87.6	4	91.0	87.6	4

Average discount rate (A) (F)	2.49%	2.49%	2.44%	2.48%	2.48%		2.49%	2.49%
Average basic Card Member spending (dollars) (G)	$4,272	$4,008	$4,377	$4,223	$4,288	(0)	$8,277	$8,281	(0)
Average fee per card (dollars) (G)	$39	$39	$39	$40	$41	(5)	$39	$41	(5)
Average fee per card adjusted (dollars) (G)	$43	$44	$44	$45	$45	(4)	$44	$45	(2)

Worldwide Card Member receivables:
Total receivables	$44.9	$43.7	$44.9	$45.1	$45.3	(1)	$44.9	$45.3	(1)
Loss reserves (millions):
Beginning balance	$429	$465	$432	$413	$414	4	$465	$386	20
Provisions (H)	165	174	198	196	183	(10)	339	398	(15)
Net write-offs (I)	(171)	(199)	(156)	(168)	(182)	(6)	(370)	(359)	3
Other (J)	(3)	(11)	(9)	(9)	(2)	50	(14)	(12)	17
Ending balance	$420	$429	$465	$432	$413	2	$420	$413	2
% of receivables	0.9%	1.0%	1.0%	1.0%	0.9%		0.9%	0.9%
Net write-off rate (principal only) - USCS/ICS (K)	1.7%	2.1%	1.5%	1.6%	1.8%		1.9%	1.9%
Net write-off rate (principal and fees) - USCS/ICS (K)	1.9%	2.3%	1.7%	1.8%	2.0%		2.1%	2.0%
30 days past due as a % of total - USCS/ICS	1.5%	1.6%	1.6%	1.6%	1.5%		1.5%	1.5%
Net loss ratio (as a % of charge volume) - GCS	0.09%	0.10%	0.08%	0.09%	0.09%		0.10%	0.09%
90 days past billing as a % of total - GCS	0.7%	0.7%	0.8%	0.8%	0.7%		0.7%	0.7%

Worldwide Card Member loans:
Total loans	$69.0	$66.8	$70.4	$66.1	$66.3	4	$69.0	$66.3	4
Loss reserves (millions):
Beginning balance	$1,130	$1,201	$1,146	$1,170	$1,191	(5)	$1,201	$1,261	(5)
Provisions (H)	285	235	341	265	282	1	520	532	(2)
Net write-offs - principal (I)	(243)	(259)	(237)	(245)	(267)	(9)	(502)	(541)	(7)
Net write-offs - interest and fees (I)	(42)	(43)	(40)	(40)	(42)	-	(85)	(84)	1
Other (J)	2	(4)	(9)	(4)	6	(67)	(2)	2	#
Ending balance	$1,132	$1,130	$1,201	$1,146	$1,170	(3)	$1,132	$1,170	(3)
Ending reserves - principal	$1,076	$1,074	$1,149	$1,093	$1,114	(3)	$1,076	$1,114	(3)
Ending reserves - interest and fees	$56	$56	$52	$53	$56	-	$56	$56	-
% of loans	1.6%	1.7%	1.7%	1.7%	1.8%		1.6%	1.8%
% of past due	171%	163%	167%	165%	171%		171%	171%
Average loans	$68.0	$67.6	$67.7	$66.4	$65.2	4	$68.0	$65.0	5
Net write-off rate (principal only) (K)	1.4%	1.5%	1.4%	1.5%	1.6%		1.5%	1.7%
Net write-off rate (principal, interest and fees) (K)	1.7%	1.8%	1.6%	1.7%	1.9%		1.7%	1.9%
30 days past due loans as a % of total	1.0%	1.0%	1.0%	1.1%	1.0%		1.0%	1.0%
Net interest income divided by average loans (L)	8.4%	8.6%	8.4%	8.5%	8.1%		8.4%	8.2%
Net interest yield on Card Member loans (L)	9.3%	9.6%	9.3%	9.3%	9.2%		9.4%	9.3%

# - Denotes a variance of more than 100 percent.

See Appendix VI for footnote references

U.S. Card Services	(Preliminary)
Selected Income Statement Data
(Millions, except percentages)

	Quarters Ended					% Change	Six Months Ended		% Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30, 2015 vs.	Jun 30,		Jun 30, 2015 vs.
	2015	2015	2014	2014	2014	Jun 30, 2014	2015	2014	Jun 30, 2014

Revenues
Non-interest revenues (A)	$3,372	$3,148	$3,253	$3,188	$3,196	6	$6,520	$6,187	5
Interest income	1,517	1,529	1,490	1,465	1,408	8	3,046	2,831	8
Interest expense	163	152	149	152	153	7	315	303	4
Net interest income	1,354	1,377	1,341	1,313	1,255	8	2,731	2,528	8
Total revenues net of interest expense	4,726	4,525	4,594	4,501	4,451	6	9,251	8,715	6
Provisions for losses	327	296	399	316	339	(4)	623	681	(9)
Total revenues net of interest expense after provisions for losses	4,399	4,229	4,195	4,185	4,112	7	8,628	8,034	7
Expenses
Marketing, promotion, rewards,
Card Member services and other (A)	1,996	1,733	2,038	1,764	1,839	9	3,729	3,395	10
Salaries and employee benefits
and other operating expenses	1,037	1,016	1,074	1,010	1,073	(3)	2,053	2,033	1
Total	3,033	2,749	3,112	2,774	2,912	4	5,782	5,428	7
Pretax segment income	1,366	1,480	1,083	1,411	1,200	14	2,846	2,606	9
Income tax provision	480	546	418	522	430	12	1,026	960	7
Segment income	$886	$934	$665	$889	$770	15	$1,820	$1,646	11
Effective tax rate	35.1%	36.9%	38.6%	37.0%	35.8%		36.1%	36.8%

Selected Statistical Information
(Billions, except percentages and where indicated)
Card billed business	$144.1	$132.5	$145.0	$136.2	$136.5	6	$276.7	$260.8	6
Total cards-in-force (millions)	46.3	45.9	45.6	45.2	44.7	4	46.3	44.7	4
Basic cards-in-force (millions)	34.6	34.2	34.0	33.7	33.3	4	34.6	33.3	4
Average basic Card Member spending (dollars)	$4,210	$3,875	$4,281	$4,069	$4,133	2	$8,073	$7,938	2

U.S. Consumer Travel:
Travel sales (millions)	$1,020	$988	$817	$956	$1,027	(1)	$2,008	$2,001	0
Travel commissions and fees/sales	7.1%	6.6%	7.5%	7.4%	7.4%		6.8%	6.9%

Total segment assets	$108.2	$107.7	$113.2	$103.3	$101.1	7	$108.2	$101.1	7
Segment capital (M)	$10.8	$10.8	$10.4	$9.9	$9.9	9	$10.8	$9.9	9
Return on average segment capital (N)	32.6%	32.1%	32.5%	35.5%	35.3%		32.6%	35.3%
Return on average tangible segment capital (N)	33.8%	33.2%	33.6%	36.6%	36.5%		33.8%	36.5%

Card Member receivables:
Total receivables	$22.1	$21.5	$22.5	$21.3	$21.2	4	$22.1	$21.2	4
30 days past due as a % of total	1.5%	1.7%	1.7%	1.6%	1.5%		1.5%	1.5%
Average receivables	$22.0	$21.3	$21.8	$21.4	$21.3	3	$21.7	$21.0	3
Net write-off rate (principal only) (K)	1.6%	2.2%	1.4%	1.5%	1.8%		1.9%	1.8%
Net write-off rate (principal and fees) (K)	1.8%	2.4%	1.6%	1.7%	2.0%		2.1%	2.0%

Card Member loans:
Total loans	$61.7	$59.9	$62.6	$58.0	$57.7	7	$61.7	$57.7	7
30 days past due loans as a % of total	0.9%	1.0%	1.0%	1.0%	0.9%		0.9%	0.9%
Average loans	$60.9	$60.4	$59.7	$58.0	$56.8	7	$60.8	$56.6	7
Net write-off rate (principal only) (K)	1.4%	1.5%	1.3%	1.4%	1.6%		1.4%	1.6%
Net write-off rate (principal, interest and fees) (K)	1.6%	1.7%	1.5%	1.6%	1.8%		1.6%	1.9%
Net interest income divided by average loans (L)	8.9%	9.1%	9.0%	9.1%	8.9%		9.0%	8.9%
Net interest yield on Card Member loans (L)	9.2%	9.5%	9.1%	9.2%	9.1%		9.3%	9.3%

# - Denotes a variance of more than 100 percent.

See Appendix VI for footnote references

International Card Services	(Preliminary)
Selected Income Statement Data
(Millions, except percentages)

	Quarters Ended					% Change	Six Months Ended		% Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30, 2015 vs.	Jun 30,		Jun 30, 2015 vs.
	2015	2015	2014	2014	2014	Jun 30, 2014	2015	2014	Jun 30, 2014

Revenues
Non-interest revenues	$1,082	$1,061	$1,166	$1,206	$1,208	(10)	$2,143	$2,365	(9)
Interest income	236	244	260	273	275	(14)	480	552	(13)
Interest expense	60	64	71	85	92	(35)	124	174	(29)
Net interest income	176	180	189	188	183	(4)	356	378	(6)
Total revenues net of interest expense	1,258	1,241	1,355	1,394	1,391	(10)	2,499	2,743	(9)
Provisions for losses	83	76	95	98	90	(8)	159	177	(10)
Total revenues net of interest expense after provisions for losses	1,175	1,165	1,260	1,296	1,301	(10)	2,340	2,566	(9)
Expenses
Marketing, promotion, rewards,
Card Member services and other	472	437	555	532	577	(18)	909	1,073	(15)
Salaries and employee benefits
and other operating expenses	559	544	704	588	655	(15)	1,103	1,221	(10)
Total	1,031	981	1,259	1,120	1,232	(16)	2,012	2,294	(12)
Pretax segment income	144	184	1	176	69	#	328	272	21
Income tax provision/(benefit)	19	50	(32)	34	(8)	#	69	36	92
Segment income	$125	$134	$33	$142	$77	62	$259	$236	10
Effective tax rate	13.2%	27.2%	#	19.3%	-11.6%		21.0%	13.2%

Selected Statistical Information
(Billions, except percentages and where indicated)
Card billed business	$30.0	$28.7	$34.0	$33.9	$34.1	(12)	$58.7	$66.0	(11)
Total cards-in-force (millions)	15.0	14.9	15.7	15.8	15.7	(4)	15.0	15.7	(4)
Basic cards-in-force (millions)	10.4	10.4	11.0	10.9	10.9	(5)	10.4	10.9	(5)
Average basic Card Member spending (dollars)	$2,888	$2,729	$3,109	$3,100	$3,137	(8)	$5,609	$6,084	(8)

International Consumer Travel:
Travel sales (millions)	$333	$334	$353	$362	$354	(6)	$667	$707	(6)
Travel commissions and fees/sales	6.9%	7.2%	7.4%	6.9%	6.8%		7.0%	6.5%

Total segment assets	$29.2	$29.0	$30.7	$31.1	$31.6	(8)	$29.2	$31.6	(8)
Segment capital (M)	$3.5	$3.2	$3.0	$3.0	$3.0	15	$3.5	$3.0	15
Return on average segment capital (N)	13.9%	12.7%	13.6%	15.8%	15.7%		13.9%	15.7%
Return on average tangible segment capital (N)	23.3%	22.3%	24.6%	28.9%	28.8%		23.3%	28.8%

Card Member receivables:
Total receivables	$6.8	$6.4	$7.7	$7.3	$7.5	(9)	$6.8	$7.5	(9)
30 days past billing as a % of total	1.4%	1.6%	1.3%	1.4%	1.3%		1.4%	1.3%
Net write-off rate (principal only) (K)	2.1%	1.9%	1.8%	1.9%	1.9%		2.0%	2.0%
Net write-off rate (principal and fees) (K)	2.3%	2.0%	1.9%	2.1%	2.0%		2.1%	2.2%

Card Member loans:
Total loans	$7.2	$6.8	$7.7	$8.0	$8.6	(16)	$7.2	$8.6	(16)
30 days past due loans as a % of total	1.6%	1.8%	1.6%	1.6%	1.6%		1.6%	1.6%
Average loans	$7.0	$7.2	$7.9	$8.3	$8.3	(16)	$7.1	$8.3	(14)
Net write-off rate (principal only) (K)	2.0%	2.0%	1.9%	1.9%	2.0%		2.0%	2.0%
Net write-off rate (principal, interest and fees) (K)	2.5%	2.5%	2.4%	2.4%	2.4%		2.5%	2.4%
Net interest income divided by average loans (O)	10.1%	10.0%	9.6%	9.1%	8.8%		10.0%	9.1%
Net interest yield on Card Member loans (O)	10.7%	10.9%	10.5%	9.9%	9.6%		10.7%	9.8%

# - Denotes a variance of more than 100 percent.

See Appendix VI for footnote references

Global Commercial Services	(Preliminary)
Selected Income Statement Data
(Millions, except percentages)

	Quarters Ended					% Change	Six Months Ended		% Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30, 2015 vs.	Jun 30,		Jun 30, 2015 vs.
	2015	2015	2014	2014	2014	Jun 30, 2014	2015	2014	Jun 30, 2014

Revenues
Non-interest revenues	$924	$871	$1,635	$957	$1,332	(31)	$1,795	$2,581	(30)
Interest income	3	4	4	4	3	-	7	7	-
Interest expense	46	48	54	61	66	(30)	94	125	(25)
Net interest expense	(43)	(44)	(50)	(57)	(63)	(32)	(87)	(118)	(26)
Total revenues net of interest expense	881	827	1,585	900	1,269	(31)	1,708	2,463	(31)
Provisions for losses	42	35	50	49	43	(2)	77	81	(5)
Total revenues net of interest expense after provisions for losses	839	792	1,535	851	1,226	(32)	1,631	2,382	(32)
Expenses
Marketing, promotion, rewards,
Card Member services and other	156	164	178	161	177	(12)	320	343	(7)
Salaries and employee benefits
and other operating expenses	369	344	408	381	184	#	713	889	(20)
Total	525	508	586	542	361	45	1,033	1,232	(16)
Pretax segment income	314	284	949	309	865	(64)	598	1,150	(48)
Income tax provision	111	104	355	105	304	(63)	215	405	(47)
Segment income	$203	$180	$594	$204	$561	(64)	$383	$745	(49)
Effective tax rate	35.4%	36.6%	37.4%	34.0%	35.1%		36.0%	35.2%

Selected Statistical Information
(Billions, except percentages and where indicated)
Card billed business	$46.4	$45.3	$47.1	$46.5	$47.6	(3)	$91.6	$93.1	(2)
Total cards-in-force (millions)	6.9	6.9	6.9	6.9	7.0	(1)	6.9	7.0	(1)
Basic cards-in-force (millions)	6.9	6.9	6.9	6.9	7.0	(1)	6.9	7.0	(1)
Average basic Card Member spending (dollars)	$6,739	$6,567	$6,817	$6,691	$6,781	(1)	$13,313	$13,216	1

Total segment assets	$19.7	$19.6	$18.5	$20.6	$20.8	(5)	$19.7	$20.8	(5)
Segment capital (M)	$4.0	$4.1	$3.8	$3.8	$3.8	5	$4.0	$3.8	5
Return on average segment capital (N)	30.3%	39.9%	40.9%	30.3%	32.0%		30.3%	32.0%
Return on average tangible segment capital (N)	52.8%	70.6%	74.4%	56.0%	60.3%		52.8%	60.3%

Card Member receivables:
Total receivables	$15.9	$15.7	$14.6	$16.4	$16.5	(4)	$15.9	$16.5	(4)
90 days past billing as a % of total	0.7%	0.7%	0.8%	0.8%	0.7%		0.7%	0.7%
Net loss ratio (as a % of charge volume)	0.09%	0.10%	0.08%	0.09%	0.09%		0.10%	0.09%

# - Denotes a variance of more than 100 percent.

See Appendix VI for footnote references

Global Network & Merchant Services	(Preliminary)
Selected Income Statement Data
(Millions, except percentages)

	Quarters Ended					% Change	Six Months Ended		% Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30, 2015 vs.	Jun 30,		Jun 30, 2015 vs.
	2015	2015	2014	2014	2014	Jun 30, 2014	2015	2014	Jun 30, 2014
Revenues
Non-interest revenues	$1,326	$1,270	$1,399	$1,368	$1,366	(3)	$2,596	$2,659	(2)
Interest income	23	20	17	14	11	#	43	21	#
Interest expense	(47)	(54)	(61)	(68)	(78)	(40)	(101)	(140)	(28)
Net interest income	70	74	78	82	89	(21)	144	161	(11)
Total revenues net of interest expense	1,396	1,344	1,477	1,450	1,455	(4)	2,740	2,820	(3)
Provisions for losses	13	11	35	24	18	(28)	24	34	(29)
Total revenues net of interest expense after provisions for losses	1,383	1,333	1,442	1,426	1,437	(4)	2,716	2,786	(3)
Expenses
Marketing, promotion, rewards, Card Member services and other	164	147	185	201	277	(41)	311	433	(28)
Salaries and employee benefits
and other operating expenses	524	488	587	555	582	(10)	1,012	1,073	(6)
Total	688	635	772	756	859	(20)	1,323	1,506	(12)
Pretax segment income	695	698	670	670	578	20	1,393	1,280	9
Income tax provision	247	254	253	243	205	20	501	464	8
Segment income	$448	$444	$417	$427	$373	20	$892	$816	9
Effective tax rate	35.5%	36.4%	37.8%	36.3%	35.5%		36.0%	36.3%

Selected Statistical Information
(Billions, except percentages and where indicated)
Global Card billed business (P)	$262.0	$245.6	$268.5	$258.1	$258.1	2	$507.6	$496.2	2

Global Network & Merchant Services:
Total segment assets	$17.6	$17.8	$18.1	$18.2	$18.7	(6)	$17.6	$18.7	(6)
Segment capital (M)	$2.2	$2.2	$2.0	$2.0	$2.0	8	$2.2	$2.0	8
Return on average segment capital (N)	83.5%	82.1%	84.0%	82.6%	79.4%		83.5%	79.4%
Return on average tangible segment capital (N)	92.0%	90.6%	92.9%	91.3%	87.8%		92.0%	87.8%

Global Network Services:
Card billed business	$41.9	$39.1	$42.5	$41.6	$40.1	4	$81.0	$76.7	6
Total cards-in-force (millions)	45.6	44.5	44.0	43.2	42.5	7	45.6	42.5	7

# - Denotes a variance of more than 100 percent.

See Appendix VI for footnote references

American Express Company	(Preliminary)
Components of Return on Average Equity (ROE), Return on Average Common Equity (ROCE), and Return on Average Tangible Common Equity (ROTCE)
Appendix I
(Millions, except percentages)

	For the Twelve Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2015	2015	2014	2014	2014
ROE
Net income	$5,922	$5,978	$5,885	$5,746	$5,635
Average shareholders' equity	$21,050	$20,606	$20,254	$19,948	$19,591
Return on average equity (Q)	28.1%	29.0%	29.1%	28.8%	28.8%

Reconciliation of ROCE and ROTCE
Net income	$5,922	$5,978	$5,885	$5,746	$5,635
Preferred shares dividends and related accretion	20	-	-	-	-
Earnings allocated to participating share awards and other	44	45	46	46	47
Net income attributable to common shareholders	$5,858	$5,933	$5,839	$5,700	$5,588

Average shareholders' equity	$21,050	$20,606	$20,254	$19,948	$19,591
Average preferred shares	716	350	114	-	-
Average common shareholders' equity	$20,334	$20,256	$20,140	$19,948	$19,591
Average goodwill and other intangibles	3,802	3,845	3,888	3,941	3,994
Average tangible common shareholders' equity	$16,532	$16,411	$16,252	$16,007	$15,597
Return on average common equity (Q)	28.8%	29.3%	29.0%	28.6%	28.5%
Return on average tangible common equity (R)	35.4%	36.2%	35.9%	35.6%	35.8%

See Appendix VI for footnote references

American Express Company	(Preliminary)
Components of Return on Average Segment Capital (ROSC) and Return on Average Tangible Segment Capital (ROTSC)
Appendix II
(Millions, except percentages)

	For the Twelve Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2015	2015	2014	2014	2014
U.S. Card Services
Segment income	$3,374	$3,258	$3,200	$3,399	$3,292
Average segment capital	$10,352	$10,148	$9,843	$9,580	$9,337
Average goodwill and other intangibles	358	339	319	299	311
Average tangible segment capital	$9,994	$9,809	$9,524	$9,281	$9,026
Return on average segment capital (S)	32.6%	32.1%	32.5%	35.5%	35.3%
Return on average tangible segment capital (S)	33.8%	33.2%	33.6%	36.6%	36.5%

International Card Services
Segment income	$434	$386	$411	$481	$481
Average segment capital	$3,133	$3,043	$3,020	$3,043	$3,063
Average goodwill and other intangibles	1,273	1,311	1,350	1,376	1,394
Average tangible segment capital	$1,860	$1,732	$1,670	$1,667	$1,669
Return on average segment capital (S)	13.9%	12.7%	13.6%	15.8%	15.7%
Return on average tangible segment capital (S)	23.3%	22.3%	24.6%	28.9%	28.8%

Global Commercial Services
Segment income	$1,181	$1,539	$1,543	$1,131	$1,188
Average segment capital	$3,897	$3,859	$3,771	$3,736	$3,707
Average goodwill and other intangibles	1,661	1,678	1,696	1,715	1,736
Average tangible segment capital	$2,236	$2,181	$2,075	$2,021	$1,971
Return on average segment capital (S)	30.3%	39.9%	40.9%	30.3%	32.0%
Return on average tangible segment capital (S)	52.8%	70.6%	74.4%	56.0%	60.3%

Global Network & Merchant Services
Segment income	$1,736	$1,661	$1,660	$1,642	$1,606
Average segment capital	$2,080	$2,024	$1,976	$1,989	$2,022
Average goodwill and other intangibles	194	190	189	190	192
Average tangible segment capital	$1,886	$1,834	$1,787	$1,799	$1,830
Return on average segment capital (S)	83.5%	82.1%	84.0%	82.6%	79.4%
Return on average tangible segment capital (S)	92.0%	90.6%	92.9%	91.3%	87.8%

See Appendix VI for footnote references

American Express Company	(Preliminary)
Net Interest Yield on Card Member Loans
Appendix III
(Millions, except percentages and where indicated)

	Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2015	2015	2014	2014	2014
Net interest income	$1,423	$1,447	$1,424	$1,395	$1,316
Exclude:
Interest expense not attributable to the Company's
Card Member loan portfolio	$249	$249	$250	$247	$259
Interest income not attributable to the Company's
Card Member loan portfolio	$(97)	$(95)	$(92)	$(90)	$(89)

Adjusted net interest income (T)	$1,575	$1,601	$1,582	$1,552	$1,486

Average loans (billions)	$68.0	$67.6	$67.7	$66.4	$65.2
Exclude:
Certain non-traditional Card Member loans and other fees (billions)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.2)

Adjusted average loans (billions) (U)	$67.8	$67.4	$67.5	$66.2	$65.0

Net interest income divided by average loans (V)	8.4%	8.6%	8.4%	8.5%	8.1%
Net interest yield on Card Member loans (W)	9.3%	9.6%	9.3%	9.3%	9.2%

U.S. Card Services and International Card Services	(Preliminary)
Net Interest Yield on Card Member Loans
Appendix IV
(Millions, except percentages and where indicated)

	Quarters Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,	Jun 30,
	2015	2015	2014	2014	2014	2015	2014
USCS:
Net interest income	$1,354	$1,377	$1,341	$1,313	$1,255	$2,731	$2,528
Exclude:
Interest expense not attributable to the Company's
Card Member loan portfolio	$41	$38	$39	$39	$40	$79	$79
Interest income not attributable to the Company's
Card Member loan portfolio	$(4)	$(3)	$(3)	$(3)	$(3)	$(7)	$(6)
Adjusted net interest income (T)	$1,391	$1,412	$1,377	$1,349	$1,292	$2,803	$2,602
Average loans (billions)	$60.9	$60.4	$59.7	$58.0	$56.8	$60.8	$56.6
Exclude:
Certain non-traditional Card Member loans and other fees (billions)	$-	$-	$-	$-	$-	$-	$-
Adjusted average loans (billions) (U)	$60.9	$60.4	$59.7	$58.0	$56.8	$60.8	$56.6
Net interest income divided by average loans (V)	8.9%	9.1%	9.0%	9.1%	8.9%	9.0%	8.9%
Net interest yield on Card Member loans (W)	9.2%	9.5%	9.1%	9.2%	9.1%	9.3%	9.3%

ICS:
Net interest income	$176	$180	$189	$188	$183	$356	$378
Exclude:
Interest expense not attributable to the Company's
Card Member loan portfolio	$16	$18	$26	$24	$21	$34	$39
Interest income not attributable to the Company's
Card Member loan portfolio	$(8)	$(8)	$(9)	$(10)	$(10)	$(17)	$(20)
Adjusted net interest income (T)	$184	$190	$206	$202	$194	$373	$397
Average loans (billions)	$7.0	$7.2	$7.9	$8.3	$8.3	$7.1	$8.3
Exclude:
Certain non-traditional Card Member loans and other fees (billions)	$(0.1)	$(0.1)	$(0.2)	$(0.2)	$(0.2)	$(0.1)	$(0.2)
Adjusted average loans (billions) (U)	$6.9	$7.1	$7.7	$8.1	$8.1	$7.0	$8.1
Net interest income divided by average loans (V)	10.1%	10.0%	9.6%	9.1%	8.8%	10.0%	9.1%
Net interest yield on Card Member loans (W)	10.7%	10.9%	10.5%	9.9%	9.6%	10.7%	9.8%

See Appendix VI for footnote references

American Express Company	(Preliminary)
Revenue and Expense Reconciliation
Appendix V
(Millions, except percentages)

	Quarters Ended
	Jun 30,	Jun 30,	% Change
	2015	2014
Consolidated:

Reported total revenues net of interest expense	$8,284	$8,631	(4)
Global Business Travel ("GBT") revenues net of interest expense	-	402
Adjusted total revenues net of interest expense	8,284	8,229	1
FX and GBT adjusted total revenues net of interest expense (X)		7,909	5

Note: GBT revenues represent operating performance as reported in Q2'14.

See Appendix VI for footnote references

Appendix VI	(Preliminary)

All Information in the preceding tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated.
(A)
In Q1'15, the Company changed the classification related to certain payments to co-brand partners reducing both marketing and promotion and discount revenue. The misclassification in prior periods has been conformed to the current period presentation. The discount rate for prior periods has also been revised accordingly, resulting in a reduction of between zero and one basis point in any period from what was originally reported.

(B)
Represents net income, less (i) earnings allocated to participating share awards of $11 million for the quarter ended June 30, 2015, $11 million for the quarter ended March 31, 2015, $11 million for the quarter ended December 31, 2014, $11 million for the quarter ended September 30, 2014 and $12 million for the quarter ended June 30, 2014; and (ii) dividends on preferred shares of $20 million for the quarter ended June 30, 2015, and nil for all other comparative periods.

(C)	Refer to Appendix I for components of return on average equity, return on average common equity and return on average tangible common equity, a non-GAAP measure.

(D)
Card billed business includes activities (including cash advances) related to proprietary cards, cards issued under network partnership agreements (non-proprietary billed business), and certain insurance fees charged on proprietary cards.  In-store spend activity within retail co-brand portfolios in Global Network Services, from which the Company earns no revenue, is not included in non-proprietary billed business.  Card billed business is reflected in the United States or outside the United States based on where the issuer is located.

(E)
Total cards-in-force represents the number of cards that are issued and outstanding.  Proprietary basic consumer cards-in-force includes basic cards issued to the primary account owner and does not include additional supplemental cards issued on that account.  Proprietary basic small business and corporate cards-in-force include basic and supplemental cards issued to employee Card Members.  Non-proprietary cards-in-force includes all cards that are issued and outstanding under network partnership agreements, except for retail co-brand Card Member accounts that have no out-of-store spend activity during the prior 12 month period.

(F)
This calculation is designed to reflect pricing at merchants accepting general purpose American Express cards.  It represents the percentage of billed business (both proprietary and Global Network Services) retained by the Company from merchants it acquires, prior to payments to third parties unrelated to merchant acceptance.

(G)
Average basic Card Member spending and average fee per card are computed from proprietary card activities only. Average fee per card is computed based on net card fees, including the amortization of deferred direct acquisition costs divided by average worldwide proprietary cards-in-force.  The adjusted average fee per card, which is a non-GAAP measure, is computed in the same manner, but excludes amortization of deferred direct acquisition costs. The amount of amortization excluded for these periods was $62 million for the quarter ended June 30, 2015, $83 million for the quarter ended March 31, 2015, $79 million for the quarter ended December 31, 2014, $77 million for the quarter ended September 30, 2014 and $77 million for the quarter ended June 30, 2014. The Company presents adjusted average fee per card because the Company believes this metric presents a useful indicator of card fee pricing across a range of its proprietary card products.

(H)	Provisions for principal (resulting from authorized transactions) and fee reserve components.

(I)	Consists of principal (resulting from authorized transactions), interest and/or fees, less recoveries.

(J)	Beginning in first quarter 2014, reserves related for card-related fraud losses are reflected in Other liabilities. All periods include foreign currency translation adjustments and other items.

(K)
The Company presents a net write-off rate based on principal losses only (i.e., excluding interest and/or fees) to be consistent with industry convention.  In addition, because the Company's practice is to include uncollectible interest and/or fees as part of its total provision for losses, a net write-off rate including principal, interest and/or fees is also presented. Beginning in January 2015, timing of charge-offs for loans in certain modification programs changed from 180 days past due to 120 days past due. Excluding the impact of the change, which was fully recognized in the first quarter, the Q1'15 USCS/ICS Charge net write-off rate – principal only was 1.9% and the USCS Lending net write-off rate - principal only was 1.4%.

(L)
See Appendix III for quarterly calculations of net interest yield on Card Member loans, a non-GAAP measure, and net interest income divided by average loans, a GAAP measure, and the Company's rationale for presenting net interest yield on Card Member loans. For calculations for the twelve months ended December 31, 2014 and 2013, please refer to Annex 3 of the Company's 2014 Fourth Quarter/ Full Year Earnings Supplement on file with the Securities and Exchange Commission.

(M)	Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements.

(N)	Refer to Appendix II for components of return on average segment capital and return on average tangible segment capital, a non-GAAP measure.

(O)
See Appendix IV for calculations of net interest yield on Card Member loans, a non-GAAP measure, and net interest income divided by average loans, a GAAP measure, and the Company's rationale for presenting net interest yield on Card Member loans.

(P)
Global Card billed business includes activities (including cash advances) related to proprietary cards, cards issued under network partnership agreements (non-proprietary billed business), and certain insurance fees charged on proprietary cards.  In-store spend activity within retail co-brand portfolios in Global Network Services, from which the Company earns no revenue, is not included in non-proprietary billed business.

(Q)
Return on average equity and return on average common equity are calculated by dividing one year period net income/net income attributable to common shareholders by one year average total shareholders' equity/average common shareholders' equity, respectively.

(R)
Return on average tangible common equity, a non-GAAP measure, is computed in the same manner as return on average common equity except the computation of average tangible common shareholders' equity, a non-GAAP measure, excludes from average common shareholders' equity, average goodwill and other intangibles. The Company believes that return on average tangible common equity is a useful measure of the profitability of its business.

(S)
Return on average segment capital is calculated by dividing one year period segment income by one year average segment capital.  Return on average tangible segment capital, a non-GAAP measure, is computed in the same manner as return on average segment capital except the computation of average tangible segment capital, a non-GAAP measure, excludes average goodwill and other intangibles.  The Company believes that return on average tangible segment capital is a useful measure of the profitability of its business.

(T)
Adjusted net interest income, a non-GAAP measure, represents net interest income allocated to the Company's Card Member loan portfolio excluding the impact of interest expense and interest income not attributable to the Company's Card Member loan portfolio. The Company believes adjusted net interest income is useful to investors because it is a component of net interest yield on Card Member loans.

(U)
Adjusted average loans, a non-GAAP measure, represents average Card Member loans excluding the impact of deferred card fees, net of deferred direct acquisition costs of Card Member loans, and other. The Company believes adjusted average loans is useful to investors because it is a component of net interest yield on Card Member loans.

(V)
This calculation includes elements of total interest income and total interest expense that are not attributable to the Card Member loan portfolio, and thus is not representative of net interest yield on Card Member loans. The calculation includes interest income and interest expense attributable to investment securities and other interest-bearing deposits as well as to Card Member loans, and interest expense attributable to other activities, including Card Member receivables.

(W)
Net interest yield on Card Member loans, a non-GAAP measure, is computed by dividing adjusted net interest income by adjusted average loans, computed on an annualized basis.  The calculation of net interest yield on Card Member loans includes interest that is deemed uncollectible. For all presentations of net interest yield on Card Member loans, reserves and net write-offs related to uncollectible interest are recorded through provisions for losses - Card Member loans; therefore, such reserves and net write-offs are not included in the net interest yield calculation. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company's Card Member loan portfolio.

(X)
Revenue net of interest expense on an FX-adjusted basis and excluding the Company's business travel operations in Q2'14 is a non-GAAP measure. FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes Q2'15 foreign exchange rates apply to Q2'14 results). Country results used to calculate FX-adjusted revenues, are subject to management allocations. Management believes this metric is useful in evaluating the ongoing operating performance of the Company. The Company's calculations of non-GAAP measures may differ from the calculations of similarly titled measures of other companies.